UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPYR, INC.

(Exact name of registrant as specified in its charter)

Nevada	75-2636283
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8547 E. Arapahoe Road Greenwood Village, CO	80112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of SPYR, Inc., a Nevada corporation (the “Company”), set forth in the Company’s Registration Statement on Form S-1 (File No. 333-252683) filed with the Securities and Exchange Commission on February 3, 2021, is incorporated by reference into this Item 1.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit	Location

3.1	Articles of Incorporation.	Incorporated by reference to the Company’s Form S-1 filed on February 3, 2021.

3.2	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on February 26, 2015 changing name of Registration to SPYR, Inc.	Incorporated by reference to the Company’s Form 8-K filed on March 12, 2015.

3.3	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 5, 2017 increasing authorized shares.	Filed herewith.

3.ii	Corporate Bylaws	Incorporated by reference to the Company’s Form S-1 filed on February 3, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPYR, INC.

Dated: December 17, 2021	By:	/s/ James R. Thompson
James R. Thompson
Chief Executive Officer

2